Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Stephen G. Lear, President and Chief Executive Officer, of NSTS Bancorp, Inc. (the “Company”) and Carissa H. Schoolcraft, Chief Financial Officer of the Company, each hereby certifies in his or her capacity as an officer of the Company that he or she has reviewed the Company's Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”) and that to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2026

/s/ Stephen G. Lear
Stephen G. Lear
President and Chief Executive Officer
Date: March 27, 2026
/s/ Carissa H. Schoolcraft
Carissa H. Schoolcraft
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.